Exhibit 99.2

BLACK CREEK INDUSTRIAL REIT IV INC.
PRO FORMA FINANCIAL INFORMATION
(Unaudited)
The following pro forma condensed consolidated financial statement has been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma condensed consolidated financial statement should be read in conjunction with Black Creek Industrial REIT IV Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the six months ended June 30, 2018, filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2018.
The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2018, combine the Company’s historical operations with the purchase of the Park 429 Logistics Center described below, as if that transaction had occurred as of January 1, 2018. An unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 is not presented as the Park 429 Logistics Center was granted a certificate of occupancy in February 2018 with the first lease commencing February 19, 2018, and development of Park 429 Logistics Center was completed in June 2018. An unaudited pro forma condensed consolidated balance sheet is not presented because the real estate property transaction described below occurred prior to June 30, 2018 and has been presented in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2018, filed with the SEC on August 13, 2018.
On June 7, 2018, the Company acquired a 100% fee interest in two industrial buildings totaling approximately 0.4 million square feet on approximately 25.25 acres (the “Park 429 Logistics Center”). The Park 429 Logistics Center is located in the Orlando, FL market and is 95.9% leased by three customers with a weighted-average remaining lease term (based on square feet) of approximately 8.8 years. The total purchase price was approximately $45.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering and borrowings under its corporate line of credit.
In conjunction with the Park 429 Logistics Center acquisition, the Company borrowed approximately $23.9 million under the Company's corporate line of credit.
The unaudited pro forma condensed consolidated statement of operations has been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the Park 429 Logistics Center, and certain purchase accounting entries of the Park 429 Logistics Center. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statement of operations does not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

Exhibit 99.2

BLACK CREEK INDUSTRIAL REIT IV INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018
(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Acquisitions		Pro Forma Adjustments		Consolidated Pro Forma
Revenues:
Rental revenues	$883	$952	(2)	$11	(4)	$1,846
Total revenues	883	952		11		1,846
Operating expenses:
Rental expenses	156	97	(3)	—		253
Real estate-related depreciation and amortization	527	—		539	(5)	1,066
General and administrative expenses	696	—		—		696
Advisory fees, related party	334	—		150	(6)	484
Acquisition expense reimbursements, related party	1,995	—		—		1,995
Other expense reimbursements, related party	572	—		—		572
Total operating expenses	4,280	97		689		5,066
Operating (loss) income	(3,397)	855		(678)		(3,220)
Other expenses:
Interest expense and other	507	—		377	(7)	884
Total other expenses	507	—		377		884
Total expenses before expense support	4,787	97		1,066		5,950
Total expense support from the Advisor	2,462	—		444	(8)	2,906
Net expenses after expense support	(2,325)	(97)		(622)		(3,044)
Net (loss) income	(1,442)	855		(611)		(1,198)
Net (loss) income attributable to noncontrolling interests	—	—		—		—
Net (loss) income attributable to common stockholders	$(1,442)	$855		$(611)		$(1,198)
Weighted-average shares outstanding	4,614					7,491	(9)
Net (loss) income per common share - basic and diluted	$(0.31)					$(0.16)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Exhibit 99.2

BLACK CREEK INDUSTRIAL REIT IV INC.
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2018
(Unaudited)

(1)
Reflects the Company’s historical condensed consolidated statement of operations for the six months ended June 30, 2018. Refer to the Company’s historical condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018.

(2)
The table below sets forth the incremental impact of rental revenue of the Park 429 Logistics Center acquired by the Company based on the historical operations of the Park 429 Logistics Center for the periods prior to acquisition. The incremental rental revenue is determined based on the Park 429 Logistics Center’s historical rental revenue and the purchase accounting entries and includes: (i) the incremental base rent adjustments calculated based on the terms of the acquired lease and presented on a straight-line basis and (ii) the incremental reimbursement and other revenue adjustments, which consist primarily of rental expense recoveries, and are determined based on the acquired customer’s historical reimbursement and other revenue. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $0.6 million for the six months ended June 30, 2018.

	For the Six Months Ended June 30, 2018
(in thousands)	Incremental Rental Revenue	Incremental Reimbursement Revenue
Park 429 Logistics Center	$922	$30

(3)
The table below sets forth the incremental impact of rental expense of the Park 429 Logistics Center acquired by the Company based on the historical operations of the Park 429 Logistics Center for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the Park 429 Logistics Center’s historical operating expenses, insurance expense, and property management fees.

	For the Six Months Ended June 30, 2018
(in thousands)	Incremental Rental Expense	Incremental Real Estate Taxes
Park 429 Logistics Center	$54	$43

(4)
Amount represents the incremental impact of rental revenue of the Park 429 Logistics Center acquired by the Company, which includes the adjustments to reflect rents at market, as determined in purchase accounting, that consists of below-market lease liabilities, which are amortized over the remaining lease term.

(5)
Amount represents the incremental depreciation and amortization expense of the Park 429 Logistics Center acquired by the Company. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of 40 years, commencing when the building is complete and ready for its intended use, and the amounts allocated to intangible in-place lease assets are amortized on a straight-line basis over the lease term.

(6)
Amount represents the fixed component of the advisory fee that is payable monthly to BCI IV Advisors LLC, the Company's Advisor, for asset management services provided to the Company. The fixed component of the advisory fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost of real property assets located in the U.S. within the Company’s portfolio. Amount was calculated as though the Park 429 Logistics Center acquired by the Company had been managed by the Company’s Advisor since January 1, 2018.

(7)
Amount represents the incremental interest expense related to the borrowing under the Company's corporate line of credit incurred in conjunction with the Park 429 Logistics Center acquisition. This is calculated based on the actual terms of the credit facility agreement as if this financing transaction was outstanding as of January 1, 2018, utilizing the interest rate of 3.69% in effect as of June 30, 2018.

(8)
Amount represents the incremental expense support the Company would have received from the Company's Advisor assuming the Park 429 Logistics Center had been managed by the Company's Advisor since January 1, 2018.

(9)
The pro forma weighted-average shares of common stock outstanding for the six months ended June 30, 2018 were calculated to reflect all shares sold through June 30, 2018 as if they had been issued on January 1, 2018.

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